Exhibit 99.1

TRUE NATURE ANNOUNCES NEW PRESIDENT, TELEMEDICINE STRATEGY
ATLANTA, GA (June 14, 2018) / True Nature Holdings, Inc. (OTCQB: TNTY) (the “Company”) today formally unveiled its new technology strategy, focused on telemedicine applications. The announcement comes only 60 days after the appointment of its new President, Mr. Jay Morton. Morton, who has over 28 years’ experience in health care information technology, personally designed the new marketing and technology approach. Its applications will focus on telemedicine technology for both the human and veterinary markets.
“The changing landscape in the healthcare community requires well integrated and easy to deploy technology. Pharmacies, physicians, and hospitals require access to electronic healthcare records (EHR) to drive costs down and be responsive to their clients’ needs. In the veterinary world, online data gathering and communications with pet owners can improve the quality of life for pets and give the owners peace of mind,” explained Morton. “New improvements in devices today make this possible. These include low cost healthcare devices for humans, such as smart watches, phone apps, and smart pet collars / activity trackers for animals. When data from these devices can be easily imported to healthcare professionals, and you have a paradigm shift in immediacy, costs are reduced for all.”  According to a new report by Grand View Research, Inc., “the global telemedicine market is expected to reach USD $113.1 billion by 2025 while the global pet wearables market is projected to witness a compound annual growth rate of 11.02% during the forecast period to reach a total market size of US $2.712 billion by 2023.”
Mr. Morton, age 51, was the founder of Local Pet Rx in 2014, where he developed a pet compounding e-prescribing application. This application was used by pharmacies and veterinary clinics to process orders prescribed online, while allowing the end user pet owners to interface with both the veterinary clinic and the filling pharmacy business. His experience includes a position at McKesson, a leading provider of medical and pharmacy supplies to the retail pharmacy and compounding marketplaces, with emphasis on healthcare IT applications. He operated ScanMD, a healthcare IT provider in Jacksonville, Florida serving several major hospital operators. His career includes senior management and marketing roles at key healthcare related entities including an affiliate of Fuji Films, a services organization focused on urology practices, a provider of orthopedic products and services and at Physician Sales and Services, Inc. Mr. Morton was awarded a bachelor’s degree from Florida State University in 1990 and completed an MBA program at University of Phoenix in 2009.
“We have begun to unveil the details for our new products and services on our web site, www.truenaturepharma.com and expect further press releases as the product timeline is firmed up. We expect our new HIPAA compliant personal health records data base offering to be the lead product and will follow behind that with applications specific to the veterinarian and pets market first, then the human side of the healthcare market,” explained Morton. He continued, “We are also in discussions with providers to the compounding pharmacy and retail pharmacy business about providing “private labeled” version of some of our applications, so they can increase the reach and integration of the professionals with their clients and patients. Lastly, we do think that there is an opportunity to provide blockchain encryption services to the healthcare industry and expect further announcements in that regard as plans are developed further.”
The Mission of True Nature Holding, Inc.
To apply technology for improved healthcare for both humans and pets. We intend to build shareholder value through the delivery of quality, cost-effective, and innovative healthcare products and services to meet the needs of a worldwide market.
Statement Under the Private Securities Litigation Reform Act
As contemplated by the provisions of the Safe Harbor section of the Private Securities Litigation Reform Act of 1995, this news release contains forward-looking statements pertaining to future, anticipated, or projected plans, performances, and developments, as well as other statements relating to future operations. All such forward-looking statements are necessarily only estimates or predictions of future results or events and there can be no assurance that actual results or events will not materially differ from expectations. Further information on potential factors that could affect True Nature Holding, Inc. is included in the Company’s filings with the Securities and Exchange Commission. We expressly disclaim any intent or obligation to update any forward-looking statements.

CONTACT
Jay Morton, True Nature Holdings, President and Interim CEO
Contact Phone Number – (844) 383-8689
Email Address: ldeluca@truenaturepharma.com